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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

                         PNC BANK, NATIONAL ASSOCIATION

                             REGISTRATION STATEMENT

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of PNC Bank, National Association. (the "Bank"), hereby names, constitutes and appoints Melanie S. Cibik, Libby G. Fishman and Thomas R. Moore, or any one of them, severally, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, as a Director of the Bank, a Registration Statement (on whatever form) for the registration under the Securities Act of 1933, as amended, of notes backed or secured by government guaranteed student education loans to be issued by the PNC Student Loan Trust I, a Delaware business trust, in which the Bank holds a minority beneficial interest, and to execute in such person's name, place and stead, as a Director of the Bank, any and all amendments to said Registration Statement.

And such person hereby ratifies and confirms all that any said attorney-in-fact and agent, or substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the following person as a Director of the Bank as of this April 8, 1997.

/s/ B.R. BROWN
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B.R. Brown